UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

 WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 Or 15(d) of the

 Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): October 20, 2012

SALEM COMMUNICATIONS CORPORATION

 (Exact Name of Registrant as Specified in its Charter)

Delaware	000-26497	77-0121400
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

4880 Santa Rosa Road, Camarillo, California	93012
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (805) 987-0400

Not Applicable

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02

DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(b)

On October 20, 2012, Dennis Weinberg, a current member of  the board of directors of Salem Communications Corporation (the “Company”), notified the Company that he does not wish to stand for re-election as a director of the Company at its upcoming annual meeting of stockholders tentatively scheduled for June 2013 (the “Annual Meeting”).  Mr. Weinberg’s decision not to stand for re-election is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.  Mr. Weinberg has served as a director of the Company since November 2005.  He is also a member of the Company’s Nominating and Corporate Governance Committee.  It is anticipated that Mr. Weinberg will continue to serve as a director, and as a member of the Company’s Nominating and Corporate Governance Committee, until his current term expires effective upon the election of directors at the Annual Meeting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SALEM COMMUNICATIONS CORPORATION

Date: November 30, 2012	By:/s/CHRISTOPHER J. HENDERSON
Christopher J. Henderson
Senior Vice President and General Counsel